Exhibit 8.2

Jingtian & Gongcheng

34/F, Tower 3, China Central Place

77 Jianguo Road, Chaoyang District, Beijing China

To:

NaaS Technology Inc.

Newlink Center, Area G,

Building 7, Huitong Times Square,

No.1 Yaojiayuan South Road,

Chaoyang District,

Beijing, China

November 6, 2026

Dear Sir or Madam,

We hereby consent to the references to our firm under the headings “ENFORCEABILITY OF CIVIL LIABILITIES—PRC” in the Company’s registration statement on Form F-3 and the prospectus on the date hereof, including all amendments or supplements thereto (the “Registration Statement”), and further consent to the incorporation by reference of the summaries of our opinions that appear in the Registration Statement. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng